UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 30, 2015

STERLING BANCORP

(Exact name of registrant as specified in its charter)

Delaware	001-35385	80-0091851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Rella Boulevard, Montebello, New York	10901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 369-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

Effective June 30, 2015, Sterling Bancorp (the “Company”) completed its previously announced merger (the “Merger”) with Hudson Valley Holding Corp. (“Hudson Valley”) pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 4, 2014 between the Company and Hudson Valley.  Upon completion of the Merger, Hudson Valley merged with and into the Company, with the Company surviving the Merger as the surviving corporation.  Pursuant to the Merger Agreement, holders of Hudson Valley common stock, par value $0.20 per share (“Hudson Valley Common Stock”), have a right to receive 1.92 shares of common stock of the Company, par value $0.01 per share (the “Company Common Stock”) for each share of Hudson Valley Common Stock held immediately prior to the completion of the Merger, with cash to be paid in lieu of fractional shares.  Each outstanding share of Company Common Stock remained outstanding and was unaffected by the Merger.

Also upon completion of the Merger, each outstanding restricted stock unit award granted by Hudson Valley vested, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement (or, if not provided in the applicable award agreement, then deemed satisfied at target), and was converted into the right to receive a cash amount equal to (i) the number of shares of Hudson Valley Common Stock subject to such restricted stock unit award multiplied by (ii) $28.25088, which is the product of the average closing price for Company Common Stock for the five trading days ending on the day immediately preceding the Closing Date (as defined in the Merger Agreement) and the 1.92 exchange ratio (the “Per Hudson Valley Share Cash Consideration”), less applicable tax withholdings.  Each outstanding in-the-money stock option granted by Hudson Valley vested in full and was converted into the right to receive a cash amount equal to the product of (i) the number of shares of Hudson Valley Common Stock subject to such stock option multiplied by (ii) the Per Hudson Valley Share Cash Consideration, minus the exercise price of such option and applicable tax withholdings, and any outstanding out-of-the-money stock options granted by Hudson Valley were cancelled for no consideration.  Each outstanding restricted share of Hudson Valley Common Stock vested, with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement, and was converted into the right to receive 1.92 shares of Company Common Stock, less applicable tax withholdings.

Immediately following the Merger, Hudson Valley Bank, N.A., a national bank and a wholly owned subsidiary of Hudson Valley, merged with and into Sterling National Bank, a national bank and a wholly owned subsidiary of the Company, with Sterling National Bank as the surviving entity.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective immediately prior to the consummation of the Merger, James B. Klein resigned as a member of the Board of Directors of the Company and Sterling National Bank.  Mr. Klein’s resignation was not the result, in whole or in part, of any disagreement with the Company or the Company’s management.

Effective upon the consummation of the Merger, the Company’s Board of Directors (the “Board”) increased the size of the Board to 16 members and elected John P. Cahill, James J. Landy, Craig Thompson and William Whiston (collectively, the “New Directors”), each of whom were members of the Board of Directors of Hudson Valley immediately prior to the Merger, to the Board. Each of Messrs. Cahill, Landy, Thompson and Whiston were also elected to the Board of Directors of Sterling National Bank.

Each of Messrs. Cahill, Landy, Thompson and Whiston will be entitled to receive compensation under the Company’s non-employee director compensation package, as described in the section titled “Director Compensation” in the Company’s Definitive Proxy Statement for its 2015 Annual Meeting of Stockholders, filed with the U.S. Securities and Exchange Commission on April 17, 2015.

Also on June 30, 2015, Sterling National Bank entered into a consulting agreement (the “Consulting Agreement”) with Mr. Landy, pursuant to which Mr. Landy will provide general advisory services for a two-year period following the completion of the Merger.  The Consulting Agreement, which contains customary confidentiality, noncompetition, and nonsolicitation covenants, provides for a payment by Sterling National Bank of $900,054 to Mr. Landy in full satisfaction of Sterling’s, Hudson Valley’s, and their respective affiliates’ obligations under Mr. Landy’s existing consulting agreement with Hudson Valley Bank, and the payment of a $400,000 consulting fee to Mr. Landy in equal monthly installments over the two-year term of the Consulting Agreement.  If, prior to the end of the two-year term, the Consulting Agreement is terminated by Sterling National Bank without cause, Mr. Landy will be entitled to the unpaid consulting fees for the period from the date of termination through the second anniversary of the effective date of the Consulting Agreement.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, which is incorporated herein by reference as Exhibit 10.1.

Other than the Merger Agreement, there are no arrangements or understandings between the New Directors and any other person pursuant to which the New Directors were selected as directors.  Other than the Consulting Agreement, since the beginning of the last fiscal year there have been no related party transactions between the Company and the New Directors that would be reportable under Item 404(a) of Regulation S-K.

Item 8.01.                                        Other Events.

On June 30, 2015, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is incorporated herein by reference as Exhibit 99.1.

Item 9.01.                Financial Statements and Exhibits

(a)    Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (this “Report”) no later than 71 days following the date that this Report is required to be filed.

(b)               Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than 71 days following the date that this Report is required to be filed.

(d)              Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 4, 2014, between Sterling Bancorp and Hudson Valley Holding Corp. (attached as Exhibit 2.1 to Sterling Bancorp’s Current Report on Form 8-K filed on November 7, 2014, and incorporated herein by reference).

10.1	Consulting Agreement, dated as of June 30, 2015, by and between Sterling National Bank and James J. Landy.

99.1	Press Release, dated June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING BANCORP

Date: July 1, 2015	By:	/s/ Luis Massiani
	Name:	Luis Massiani
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of November 4, 2014, between Sterling Bancorp and Hudson Valley Holding Corp. (attached as Exhibit 2.1 to Sterling Bancorp’s Current Report on Form 8-K filed on November 7, 2014, and incorporated herein by reference).

10.1	Consulting Agreement, dated as of June 30, 2015, by and between Sterling National Bank and James J. Landy.

99.1	Press Release, dated June 30, 2015.